FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2019 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (July 31, 2019) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company") today reported business results for the second quarter ended June 30, 2019.
Second Quarter 2019 Highlights

•	Net revenue of $477.4 million, up 26% over the prior year quarter

•	Net income of $107.1 million, up 4% over the prior year quarter

◦	Adjusted net income of $115.0 million, up 9% over the prior year quarter

•	Adjusted EBITDA of $215.0 million, up 23% over the prior year quarter

•	Successful 145th running of The Kentucky Derby, contributing to record highs for wagering and Adjusted EBITDA

•	Continued sequential growth at Derby City Gaming in Louisville, Kentucky, with strong margin performance

•	Strong performance of our Gaming properties primarily due to the performance of Rivers Casino Des Plaines in Des Plaines, Illinois and Presque Isle Downs & Casino in Erie, Pennsylvania

CONSOLIDATED RESULTS	Second Quarter
(in millions, except per share data)	2019	2018

Net revenue	$477.4	$379.4
Net income from continuing operations	$108.3	$103.2
Diluted earnings per share ("EPS") from continuing operations	$2.66	$2.52
Net income	$107.1	$103.1
Diluted EPS	$2.63	$2.52
Adjusted net income(a)	$115.0	$105.2
Adjusted diluted EPS(a)	$2.83	$2.57
Adjusted EBITDA(a)	$215.0	$174.5

(a) This is a non-GAAP measure. See explanation and reconciliation of non-GAAP measures below.
SECOND QUARTER 2019 NET INCOME
The Company's second quarter 2019 net income of $107.1 million was comprised of $108.3 million in net income from continuing operations and $1.2 million in net loss from discontinued operations. The prior year quarter net income of $103.1 million was comprised of $103.2 million in net income from continuing operations and $0.1 million in net loss from discontinued operations.
The following items impacted the comparability of the Company's second quarter net income from continuing operations:

•	$5.8 million after-tax impact related to our equity portion of the non-cash change in fair value of Midwest Gaming Holdings LLC's ("Midwest Gaming") interest rate swaps;

•	$0.6 million after-tax impact of Midwest Gaming's recapitalization and transaction costs;

•	Partially offset by:

◦	$1.1 million after-tax decrease in expenses related to lower transaction, pre-opening, and other expenses; and

◦	$0.6 million non-cash tax benefit related to the re-measurement of net deferred tax liabilities from changes in state enacted rates.
Excluding these items, second quarter 2019 net income from continuing operations increased $9.8 million primarily due to the following:

•	$16.7 million after-tax increase driven by the results of operations and equity in income from unconsolidated affiliates.

•	Partially offset by $6.9 million after-tax increase in interest expense associated with higher outstanding debt balances.
The Company's second quarter 2019 net loss from discontinued operations increased by $1.1 million compared to the prior year quarter related to the settlement of a prior consumption tax audit and legal expenses related to Big Fish Games, which we sold in January of 2018 (the "Big Fish Transaction").
Due to the Big Fish Transaction, Big Fish Games is reported as discontinued operations for all periods presented.
SEGMENT RESULTS
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Churchill Downs	Second Quarter
(in millions)	2019	2018

Net revenue	$193.1	$164.3
Adjusted EBITDA	121.9	107.9
For the second quarter of 2019, net revenue increased $28.8 million from the second quarter of the prior year due to a $21.2 million increase from the opening of Derby City Gaming in September 2018 and a $7.6 million increase at Churchill Downs Racetrack, primarily due to a successful Kentucky Derby and Oaks week driven by increased ticket sales for reserved seating, sponsorship growth, and record handle.
Adjusted EBITDA increased $14.0 million from the second quarter of the prior year due to an $8.8 million increase from the opening of Derby City Gaming in September 2018 and a $5.2 million increase at Churchill Downs Racetrack, primarily due to a successful Kentucky Derby and Oaks week driven by increased ticket sales for reserved seating, sponsorship growth, and record handle.

Online Wagering	Second Quarter
(in millions)	2019	2018

Net revenue	$96.0	$94.1
Adjusted EBITDA	22.2	24.4

For the second quarter of 2019, Online Wagering revenue increased $1.9 million from the prior year primarily due to TwinSpires, which experienced an increase of 18.8% in active players, while net revenue per active player declined 12.7%. Handle grew 3.7% during the second quarter of 2019 compared to the prior year, and compared to a 3.0% decrease in U.S. thoroughbred industry handle. Industry handle was impacted by the absence of a possible Triple Crown horse in the Preakness and Belmont Stakes and limited field sizes in California in the second quarter of 2019.
Adjusted EBITDA decreased $2.2 million from the second quarter of the prior year primarily due to costs associated with the continued build-out of our online sports betting and iGaming operations and the first quarter of 2019 launch in New Jersey, and an increase in marketing spend for our TwinSpires business.

Gaming	Second Quarter
(in millions)	2019	2018

Net revenue	$177.8	$108.2
Adjusted EBITDA	76.1	45.7
For the second quarter of 2019, net revenue increased $69.6 million from the prior year primarily driven by:

•	$37.3 million increase due to the acquisition of Presque Isle;

•	$21.9 million increase due to the consolidation of Ocean Downs Casino and Racetrack ("Ocean Downs") as a result of the acquisition of the remaining 37.5% of Ocean Downs in August 2018;

•	$8.3 million increase due to the Company's assumption of management and acquisition of certain assets of Lady Luck Casino Nemacolin in Farmington, Pennsylvania;

•	$1.4 million increase at our Mississippi properties primarily due to increased attendance driven by the opening of our retail BetAmerica Sportsbooks;

•	$1.3 million increase at our Louisiana properties due to two additional off-track betting and video poker facilities and successful marketing and promotional activities; and

•	Partially offsetting these increases was a $0.6 million decrease from other sources.
Adjusted EBITDA increased $30.4 million from the second quarter of the prior year primarily driven by:

•	$27.7 million increase from our equity investment in Midwest Gaming and the Presque Isle and Lady Luck Nemacolin Transactions;

•	$1.0 million increase from our Mississippi properties primarily due to increased attendance driven by the opening of our retail BetAmerica Sportsbooks;

•	$0.9 million increase from our equity investment in Miami Valley Gaming;

•
$0.6 million increase from Ocean Downs due to the acquisition of the remaining 37.5% of Ocean Downs partially offset by the liquidation of our equity investments in Saratoga as a result of the Ocean Downs/Saratoga Transaction;

•	$0.6 million increase from Oxford Casino and Hotel due to successful marketing and promotional activities; and

•	$0.2 million increase from other sources.

•	Partially offsetting these increases was a $0.6 million decrease at Calder Casino and Racing primarily due to the May 2019 opening of the jai alai facility and associated operating costs.

All Other
All Other Adjusted EBITDA decreased $1.7 million primarily from increased salaries and related benefits at the corporate level.
Capital Management
The Company repurchased 187,608 shares of its common stock in conjunction with its $300.0 million publicly announced share repurchase program at a total purchase price of $18.0 million in the second quarter of 2019, based on trade date. We had approximately $225.0 million repurchase authority remaining under this program as of June 30, 2019, based on trade date.
Conference Call
A conference call regarding this news release is scheduled for Thursday, August 1, 2019, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 9453185 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, August 1, 2019, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; changes in fair value for interest rate swaps related to Midwest Gaming; recapitalization costs related to the Midwest Gaming transaction; transaction expense, which includes acquisition and disposition related charges, Calder Racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.

Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Transaction expense, net which includes:

◦	Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments;

◦	Calder racing exit costs; and

◦	Other transaction expense, including legal, accounting, and other deal-related expense;

•	Stock-based compensation expense;

•	Midwest Gaming's impact on our investments in unconsolidated affiliates from:

◦	The impact of changes in fair value of interest rate swaps; and

◦	Recapitalization and transaction costs;

•	Asset impairments;

•	Gain on Ocean Downs/Saratoga Transaction;

•	Loss on extinguishment of debt;

•	Pre-opening expense; and

•	Other charges, recoveries and expenses
For purposes of segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the condensed consolidated statements of comprehensive income. Refer to the reconciliation of comprehensive income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine facility in Louisville. We also own and operate the largest online horseracing wagering platform in the U.S., TwinSpires.com, and are a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines / video lottery terminals and 200 table games in eight states. We also operate sports wagering and iGaming through our BetAmerica platform in multiple states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; number of people attending and wagering on live horse races; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; our inability to utilize and provide totalisator services; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; changes in regulatory environment of our online horseracing business; increase in competition in our online horseracing; uncertainty and changes in the legal landscape relating to our online wagering business; legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; costs, delays, and other uncertainties relating to the development and expansion of casinos; and concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2019	2018	2019	2018
Net revenue:
Churchill Downs	$182.2	$154.9	$203.2	$156.9
Online Wagering	95.6	93.7	158.7	156.9
Gaming	177.6	108.1	346.4	219.6
All Other	22.0	22.7	34.5	35.3
Total net revenue	477.4	379.4	742.8	568.7
Operating expense:
Churchill Downs	73.6	58.0	97.0	67.9
Online Wagering	62.0	59.5	107.1	103.5
Gaming	133.2	78.1	258.2	157.7
All Other	21.5	22.0	37.0	38.3
Selling, general and administrative expense	30.1	23.1	55.0	41.5
Transaction expense, net	0.6	2.1	4.1	3.5
Total operating expense	321.0	242.8	558.4	412.4
Operating income	156.4	136.6	184.4	156.3
Other income (expense):
Interest expense, net	(19.4)	(9.7)	(33.1)	(19.3)
Equity in income of unconsolidated affiliates	9.5	8.8	13.6	15.3
Miscellaneous, net	0.4	0.3	0.4	0.4
Total other expense	(9.5)	(0.6)	(19.1)	(3.6)
Income from continuing operations before provision for income taxes	146.9	136.0	165.3	152.7
Income tax provision	(38.6)	(32.8)	(45.1)	(35.4)
Income from continuing operations, net of tax	108.3	103.2	120.2	117.3
(Loss) income from discontinued operations, net of tax	(1.2)	(0.1)	(1.5)	167.8
Net income	$107.1	$103.1	$118.7	$285.1

Net income (loss) per common share data - basic:
Continuing operations	$2.69	$2.54	$2.99	$2.80
Discontinued operations	$(0.03)	$—	$(0.04)	$3.99
Net income per common share data - basic	$2.66	$2.54	$2.95	$6.79

Net income (loss) per common share data - diluted:
Continuing operations	$2.66	$2.52	$2.96	$2.78
Discontinued operations	$(0.03)	$—	$(0.04)	$3.97
Net income per common share data - diluted	$2.63	$2.52	$2.92	$6.75

Weighted average shares outstanding:
Basic	40.1	40.7	40.3	42.0
Diluted	40.7	40.9	40.7	42.2

Other comprehensive income (loss):
Foreign currency translation, net of tax	$—	$—	$—	$0.6
Change in pension benefits, net of tax	—	(0.2)	—	(0.4)
Other comprehensive income (loss)	—	(0.2)	—	0.2
Comprehensive income	$107.1	$102.9	$118.7	$285.3

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$202.7	$133.3
Restricted cash	42.8	40.0
Accounts receivable, net	72.8	28.8
Income taxes receivable	—	17.0
Other current assets	30.2	22.4
Total current assets	348.5	241.5
Property and equipment, net	880.0	757.5
Investment in and advances to unconsolidated affiliates	621.8	108.1
Goodwill	363.8	338.0
Other intangible assets, net	354.7	264.0
Other assets	19.7	16.1
Total assets	$2,588.5	$1,725.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107.2	$47.0
Purses payable	33.0	15.8
Account wagering deposit liabilities	29.6	29.6
Accrued expense	104.9	89.8
Income taxes payable	15.0	—
Current deferred revenue	15.1	47.9
Current maturities of long-term debt	4.0	4.0
Dividends payable	—	22.5
Total current liabilities	308.8	256.6
Long-term debt, net of current maturities and loan origination fees	385.6	387.3
Notes payable, net of debt issuance costs	1,084.9	493.0
Non-current deferred revenue	17.2	21.1
Deferred income taxes	199.9	78.2
Other liabilities	38.8	15.7
Total liabilities	2,035.2	1,251.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 150.0 shares authorized; 40.0 shares issued and outstanding at June 30, 2019 and 40.4 shares at December 31, 2018	2.9	—
Retained earnings	551.3	474.2
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	553.3	473.3
Total liabilities and shareholders' equity	$2,588.5	$1,725.2

CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Six Months Ended June 30,
(in millions)	2019	2018
Cash flows from operating activities:
Net income	$118.7	$285.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.3	29.1
Distributions from unconsolidated affiliates	11.5	9.9
Equity in income of unconsolidated affiliates	(13.6)	(15.3)
Stock-based compensation	12.1	12.6
Deferred income taxes	12.1	6.9
Gain on sale of Big Fish Games	—	(219.5)
Other	1.1	(2.3)
Changes in operating assets and liabilities, net of business acquisitions and dispositions:
Income taxes	31.9	55.3
Deferred revenue	(36.9)	(43.7)
Other assets and liabilities	35.1	44.2
Net cash provided by operating activities	214.3	162.3
Cash flows from investing activities:
Capital maintenance expenditures	(26.2)	(13.7)
Capital project expenditures	(32.6)	(58.7)
Acquisition of businesses, net of cash acquired	(172.1)	—
Investments in and advances to unconsolidated affiliates	(410.1)	—
Distributions of capital from unconsolidated affiliates	8.1	—
Acquisition of gaming licenses	(22.1)	—
Proceeds from sale of Big Fish Games	—	970.7
Other	1.1	(5.9)
Net cash (used in) provided by investing activities	(653.9)	892.4
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,235.3	117.2
Repayments of borrowings under long-term debt obligations	(637.3)	(361.3)
Payment of dividends	(22.2)	(23.5)
Repurchase of common stock	(45.5)	(501.8)
Taxes paid related to net share settlement of stock awards	(7.6)	(12.9)
Debt issuance costs	(8.6)	—
Big Fish Games earnout payment	—	(31.8)
Big Fish Games deferred payment	—	(26.4)
Other	(2.3)	(4.4)
Net cash provided by (used in) financing activities	511.8	(844.9)
Net increase in cash, cash equivalents and restricted cash	72.2	209.8
Effect of exchange rate changes on cash flows	—	(0.6)
Cash, cash equivalents and restricted cash, beginning of period	173.3	85.5
Cash, cash equivalents and restricted cash, end of period	$245.5	$294.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
GAAP net income	$107.1	$103.1	$118.7	$285.1

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Midwest Gaming	7.9	—	12.2	—
Recapitalization and transaction costs related to Midwest Gaming	0.8	—	4.7	—
Transaction expense, net	0.6	2.1	4.1	3.5
Pre-opening expense and other expense	0.8	0.7	2.6	1.3
Income tax impact on net income adjustments(a)	(2.8)	(0.8)	(6.0)	(1.1)
Re-measurement of net deferred tax liabilities	(0.6)	—	2.2	—
Total adjustments, continuing operations	6.7	2.0	19.8	3.7
Gain on Big Fish Transaction, net of tax(b)	—	—	—	(168.3)
Big Fish Games net loss(b)	1.2	0.1	1.5	0.5
Total adjustments	7.9	2.1	21.3	(164.1)
Adjusted net income	$115.0	$105.2	$140.0	$121.0

Adjusted diluted EPS	$2.83	$2.57	$3.44	$2.87

Weighted average shares outstanding - Diluted	40.7	40.9	40.7	42.2

(a) The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b) Due to the Big Fish Transaction, Big Fish Games is presented as a discontinued operation.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Total Handle
Churchill Downs	$515.7	$470.7	$523.0	$477.9
TwinSpires	468.8	452.0	773.2	756.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Net revenue from external customers:
Churchill Downs:
Churchill Downs Racetrack	$161.0	$154.9	$163.3	$156.9
Derby City Gaming	21.2	—	39.9	—
Total Churchill Downs	182.2	154.9	203.2	156.9
Online Wagering:
TwinSpires	95.6	93.7	158.6	156.9
Online Sports Betting and iGaming	—	—	0.1	—
Total Online Wagering	95.6	93.7	158.7	156.9
Gaming:
Oxford	26.3	26.2	50.2	50.4
Calder	25.6	26.0	51.0	50.9
Riverwalk	14.2	13.6	30.5	28.0
Harlow’s	13.3	12.5	28.6	25.8
Fair Grounds and VSI	30.9	29.5	68.4	63.9
Ocean Downs	21.9	—	40.3	—
Presque Isle	37.1	—	66.8	—
Lady Luck Nemacolin	8.3	—	10.6	—
Saratoga	—	0.3	—	0.6
Total Gaming	177.6	108.1	346.4	219.6
All Other	22.0	22.7	34.5	35.3
Net revenue from external customers	$477.4	$379.4	$742.8	$568.7

Intercompany net revenue:
Churchill Downs	$10.9	$9.4	$11.3	$9.7
Online Wagering	0.4	0.4	0.7	0.8
Gaming	0.2	0.1	1.5	1.1
All Other	3.4	3.6	5.6	6.0
Eliminations	(14.9)	(13.5)	(19.1)	(17.6)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$41.3	$91.1	$5.5	$137.9	$12.2	$150.1
Historical racing	19.9	—	—	19.9	—	19.9
Racing event-related services	113.4	—	0.8	114.2	2.2	116.4
Gaming(a)	—	—	150.2	150.2	—	150.2
Other(a)	7.6	4.5	21.1	33.2	7.6	40.8
Total	$182.2	$95.6	$177.6	$455.4	$22.0	$477.4

	Three Months Ended June 30, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$39.5	$89.7	$4.4	$133.6	$13.6	$147.2
Historical racing	—	—	—	—	—	—
Racing event-related services	109.6	—	0.7	110.3	2.2	112.5
Gaming(a)	—	—	87.1	87.1	—	87.1
Other(a)	5.8	4.0	15.9	25.7	6.9	32.6
Total	$154.9	$93.7	$108.1	$356.7	$22.7	$379.4
(a) Food and beverage, hotel, and other services furnished to customers for free as an inducement to gamble or through the redemption of our customers' loyalty points are recorded at their estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in Gaming revenue. These amounts were $7.9 million for the three months ended June 30, 2019 and $6.6 million for the three months ended June 30, 2018.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Six Months Ended June 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$42.7	$151.6	$17.7	$212.0	$19.7	$231.7
Historical racing	37.4	—	—	37.4	—	37.4
Racing event-related services	113.4	—	2.3	115.7	2.2	117.9
Gaming(b)	—	0.1	289.2	289.3	—	289.3
Other(b)	9.7	7.0	37.2	53.9	12.6	66.5
Total	$203.2	$158.7	$346.4	$708.3	$34.5	$742.8

	Six Months Ended June 30, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$40.8	$150.7	$15.0	$206.5	$21.5	$228.0
Historical racing	—	—	—	—	—	—
Racing event-related services	109.6	—	2.1	111.7	2.2	113.9
Gaming(b)	—	—	175.0	175.0	—	175.0
Other(b)	6.5	6.2	27.5	40.2	11.6	51.8
Total	$156.9	$156.9	$219.6	$533.4	$35.3	$568.7
(b) Food and beverage, hotel, and other services furnished to customers for free as an inducement to gamble or through the redemption of our customers' loyalty points are recorded at their estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in Gaming revenue. These amounts were $15.5 million for the six months ended June 30, 2019 and $12.6 million for the six months ended June 30, 2018.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$193.1	$96.0	$177.8	$466.9	$25.4	$(14.9)	$477.4

Taxes & purses	(35.7)	(4.3)	(68.5)	(108.5)	(4.5)	—	(113.0)
Marketing & advertising	(3.6)	(4.5)	(5.1)	(13.2)	(0.5)	—	(13.7)
Salaries & benefits	(12.5)	(2.7)	(25.4)	(40.6)	(6.8)	—	(47.4)
Content expense	(0.8)	(51.8)	(1.7)	(54.3)	(2.7)	14.5	(42.5)
Selling, general & administrative expense	(2.0)	(1.9)	(6.9)	(10.8)	(11.1)	0.3	(21.6)
Other operating expense	(16.6)	(8.6)	(21.8)	(47.0)	(5.2)	0.1	(52.1)
Other income	—	—	27.7	27.7	0.2	—	27.9
Adjusted EBITDA	$121.9	$22.2	$76.1	$220.2	$(5.2)	$—	$215.0

	Three Months Ended June 30, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$164.3	$94.1	$108.2	$366.6	$26.3	$(13.5)	$379.4

Taxes & purses	(27.3)	(4.6)	(35.5)	(67.4)	(5.1)	—	(72.5)
Marketing & advertising	(3.2)	(3.1)	(3.5)	(9.8)	(0.6)	0.1	(10.3)
Salaries & benefits	(9.7)	(2.4)	(15.6)	(27.7)	(7.3)	—	(35.0)
Content expense	(0.9)	(49.8)	(1.1)	(51.8)	(2.6)	12.8	(41.6)
Selling, general & administrative expense	(1.2)	(1.6)	(4.0)	(6.8)	(9.5)	0.4	(15.9)
Other operating expense	(14.2)	(8.2)	(15.7)	(38.1)	(5.1)	0.2	(43.0)
Other income	0.1	—	12.9	13.0	0.4	—	13.4
Adjusted EBITDA	$107.9	$24.4	$45.7	$178.0	$(3.5)	$—	$174.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Six Months Ended June 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$214.5	$159.4	$347.9	$721.8	$40.1	$(19.1)	$742.8

Taxes & purses	(41.9)	(7.6)	(133.5)	(183.0)	(8.2)	—	(191.2)
Marketing & advertising	(4.7)	(5.5)	(10.2)	(20.4)	(0.6)	0.2	(20.8)
Salaries & benefits	(17.7)	(5.2)	(49.9)	(72.8)	(11.4)	—	(84.2)
Content expense	(1.3)	(83.9)	(2.9)	(88.1)	(4.5)	18.2	(74.4)
Selling, general & administrative expense	(3.7)	(3.7)	(13.3)	(20.7)	(20.6)	0.5	(40.8)
Other operating expense	(21.9)	(14.4)	(40.8)	(77.1)	(8.7)	0.2	(85.6)
Other income	—	—	43.6	43.6	0.2	—	43.8
Adjusted EBITDA	$123.3	$39.1	$140.9	$303.3	$(13.7)	$—	$289.6

	Six Months Ended June 30, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$166.6	$157.7	$220.7	$545.0	$41.3	$(17.6)	$568.7

Taxes & purses	(28.0)	(8.0)	(73.5)	(109.5)	(9.1)	—	(118.6)
Marketing & advertising	(3.5)	(3.9)	(7.1)	(14.5)	(0.7)	0.2	(15.0)
Salaries & benefits	(12.8)	(4.5)	(32.5)	(49.8)	(12.6)	—	(62.4)
Content expense	(1.3)	(82.0)	(2.0)	(85.3)	(4.4)	16.1	(73.6)
Selling, general & administrative expense	(2.2)	(3.0)	(7.8)	(13.0)	(18.6)	0.7	(30.9)
Other operating expense	(17.0)	(14.0)	(29.4)	(60.4)	(9.0)	0.6	(68.8)
Other income	0.1	—	23.7	23.8	0.5	—	24.3
Adjusted EBITDA	$101.9	$42.3	$92.1	$236.3	$(12.6)	$—	$223.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$107.1	$102.9	$118.7	$285.3
Foreign currency translation, net of tax	—	—	—	(0.6)
Change in pension benefits, net of tax	—	0.2	—	0.4
Net income	107.1	103.1	118.7	285.1
Loss (income) from discontinued operations, net of tax	1.2	0.1	1.5	(167.8)
Income from continuing operations, net of tax	108.3	103.2	120.2	117.3

Additions:
Depreciation and amortization	21.5	15.3	42.3	29.1
Interest expense	19.4	9.7	33.1	19.3
Income tax provision	38.6	32.8	45.1	35.4
EBITDA	$187.8	$161.0	$240.7	$201.1

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$7.4	$6.4	$12.1	$9.2
Other charges	—	—	0.5	—
Pre-opening expense	0.9	0.7	2.2	1.3
Transaction expense, net	0.6	2.1	4.1	3.5
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.7	4.3	13.2	8.6
Changes in fair value of Midwest Gaming's interest rate swaps	7.9	—	12.2	—
Midwest Gaming's recapitalization and transactions costs	0.8	—	4.7	—
Other	(0.1)	—	(0.1)	—
Total adjustments to EBITDA	27.2	13.5	48.9	22.6
Adjusted EBITDA	$215.0	$174.5	$289.6	$223.7

Adjusted EBITDA by segment:
Churchill Downs	$121.9	$107.9	$123.3	$101.9
Online Wagering	22.2	24.4	39.1	42.3
Gaming	76.1	45.7	140.9	92.1
Total segment Adjusted EBITDA	220.2	178.0	303.3	236.3
All Other	(5.2)	(3.5)	(13.7)	(12.6)
Total Adjusted EBITDA	$215.0	$174.5	$289.6	$223.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2019	2018	Change	2019	2018	Change
Gaming Segment
Revenue	$177.8	$108.2	$69.6	$347.9	$220.7	$127.2
Adjusted EBITDA	76.1	45.7	30.4	140.9	92.1	48.8
Margin	42.8%	42.2%	0.6%	40.5%	41.7%	(1.2)%

Wholly-owned casino margin(a)	29.1%	33.6%	(4.5)%	30.2%	34.8%	(4.6)%
Same store wholly-owned casino margin(b)	34.0%	33.6%	0.4%	35.3%	34.8%	0.5%
(a) Wholly-owned casino margin only includes the following casino related results:

•	Calder

•	Fair Grounds Slots and VSI

•	Harlow's

•	Lady Luck Nemacolin

•	Ocean Downs

•	Oxford

•	Presque Isle

•	Riverwalk
(b) Same store wholly-owned casino margin excludes Ocean Downs, Presque Isle and Lady Luck Nemacolin results for the three and six months ended June 30, 2019.

CHURCHILL DOWNS INCORPORATED
UNCONSOLIDATED AFFILIATES' FINANCIAL RESULTS
(Unaudited)

Summarized below are the financial results for our unconsolidated affiliates:

	Summarized Income Statement
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019(a)	2018(b)	2019(a)	2018(b)
Net revenue	$166.3	$114.5	$255.8	$216.1

Operating and SG&A expense	119.1	84.4	180.1	163.3
Depreciation and amortization	3.3	6.6	5.5	13.1
Total operating expense	122.4	91.0	185.6	176.4
Operating income	43.9	23.5	70.2	39.7
Interest and other, net	(25.3)	(2.6)	(42.3)	(4.9)
Net income	$18.6	$20.9	$27.9	$34.8

	Summarized Balance Sheet
(in millions)	June 30, 2019(a)	December 31, 2018(c)
Assets
Current assets	$58.1	$24.0
Property and equipment, net	243.7	95.7
Other assets, net	235.7	106.7
Total assets	$537.5	$226.4

Liabilities and Members' Equity
Current liabilities	$89.0	$21.2
Long-term debt	735.3	—
Other liabilities	20.3	—
Members' (deficit) equity	(307.1)	205.2
Total liabilities and members' (deficit) equity	$537.5	$226.4

(a) Three and six months ended June 30, 2019 summarized income statement information and June 30, 2019 summarized balance sheet information include the following equity investments: MVG, Midwest Gaming from the transaction date of March 5, 2019, and two other immaterial joint ventures.
(b) Three and six months ended June 30, 2018 summarized income statement information include the following equity investments: MVG, Saratoga New York, Saratoga Colorado, Ocean Downs, and two other immaterial joint ventures.
(c) December 31, 2018 summarized balance sheet information included MVG and two other immaterial joint ventures.